Exhibit 10.16

Nutanix, Inc.

Change of Control and Severance Policy

(Updated as of June 15, 2022)

This Change of Control and Severance Policy (the “Policy”) is designed to provide certain protections to a select group of key employees of Nutanix, Inc. (“Nutanix” or the “Company”) or any of its subsidiaries in connection with a change of control of Nutanix or in connection with the involuntary termination of their employment under the circumstances described in this Policy. The Policy is designed to be an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and this document is both the formal plan document and the required summary plan description for the Policy.

Eligible Employee: An individual is only eligible for protection under this Policy if he or she is an Eligible Employee and complies with its terms (including any terms in the employee’s Participation Agreement (as defined below)). To be an “Eligible Employee,” an employee must (a) have been designated by the Compensation Committee of the Board (the “Compensation Committee”) as eligible to participate in the Policy and (b) have executed a participation agreement in the form attached hereto as Exhibit A (a “Participation Agreement”).

Policy Benefits: An Eligible Employee will be eligible to receive the payments and benefits set forth in this Policy and his or her Participation Agreement if his or her employment with Nutanix or any of its subsidiaries terminates as a result of a Qualified Termination. All benefits under this Policy payable on a Qualified Termination will be subject to the Eligible Employee’s compliance with the Release Requirement and any timing modifications required to avoid adverse taxation under Section 409A.

Equity Vesting: On a Qualified Termination, the applicable percentage (set forth in an Eligible Employee’s Participation Agreement) of the then-unvested time-based shares subject to each of the Eligible Employee’s then-outstanding equity awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than 100% of the shares subject to the outstanding portion of an equity award may vest and become exercisable under this provision). Treatment of performance-based equity awards shall be specified in the Participation Agreement. Any restricted stock units, restricted stock and/or similar full value awards that vest under this paragraph will be settled on the 61st day following the Eligible Employee’s Qualified Termination.

Salary Severance: On a Qualified Termination, an Eligible Employee will be eligible to receive salary severance payment(s) equal to the applicable percentage (set forth in his or her Participation Agreement) of his or her Base Salary. The Eligible Employee’s salary severance payment(s) will be paid in cash at the time(s) specified in his or her Participation Agreement.

Bonus Severance: On a Qualified Termination, an Eligible Employee will be eligible to receive Bonus severance payment(s) with respect to his or her annual Bonus in the amount set forth in his or her Participation Agreement. The Eligible Employee’s Bonus severance payment(s) will be paid in cash at the time(s) specified in his or her Participation Agreement.

COBRA Payment: Upon a Qualified Termination, if an Eligible Employee makes a valid election under COBRA to continue his or her health coverage, the Company will pay or reimburse the Eligible Employee for the cost of such continuation coverage for the Eligible Employee and any eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her eligible termination until the earliest of (a) the end of the applicable period set forth in the Eligible Employee’s Participation Agreement, (b) the date upon which the Eligible Employee and/or the Eligible Employee’s eligible dependents become covered under similar plans or (c) the date upon which the Eligible Employee ceases to be eligible for coverage under COBRA (the “COBRA Coverage”).

Death of Eligible Employee: If the Eligible Employee dies before all payments or benefits he or she is entitled to receive under this Policy have been paid, such unpaid amounts will be paid to his or her designated beneficiary, if living, or otherwise to his or her personal representative in a lump-sum payment as soon as possible following his or her death.

Recoupment: If the Company discovers after the Eligible Employee’s receipt of payments or benefits under this Policy that grounds for the termination of the Eligible Employee’s employment for Cause existed, then the Eligible Employee will not receive any further payments or benefits under this Policy and, to the extent permitted under applicable laws, will be required to repay to the Company any payments or benefits he or she received under the Policy (or any financial gain derived from such payments or benefits).

Release: The Eligible Employee’s receipt of any payments or benefits upon his or her Qualified Termination under this Policy is subject to the Eligible Employee signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include an agreement not to disparage the Company, non-solicit provisions, and other standard terms and conditions) (the “Release” and such requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 60th day following the Eligible Employee’s Qualified Termination (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, the Eligible Employee will forfeit any right to payments or benefits under this Policy. In no event will payments or benefits under the Policy be paid or provided until the Release actually becomes effective and irrevocable. Notwithstanding any other payment schedule set forth in this Policy or the Eligible Employee’s Participation Agreement, none of the payments and benefits payable upon such Eligible Employee’s Qualified Termination under this Policy will be paid or otherwise provided prior to the 60th day following the Eligible Employee’s Qualified Termination. Except as otherwise set forth in an Eligible Employee’s Participation Agreement or to the extent that payments are delayed under the paragraph below entitled “Section 409A,” on the first regular payroll pay day following the 60th day following the Eligible Employee’s Qualified Termination, the Company will pay or provide the Eligible Employee the payments and benefits that the Eligible Employee would otherwise have received under this Policy on or prior to such date, with the balance of such payments and benefits being paid or provided as originally scheduled.

Section 409A: The Company intends that all payments and benefits provided under this Policy or otherwise are exempt from, or comply with, the requirements of Section 409A of the Code and any guidance promulgated thereunder (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. No payment or benefits to be paid to an Eligible Employee, if any, under this Policy or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until such Eligible Employee has a “separation from service” within the meaning of Section 409A. If, at the time of the Eligible Employee’s termination of employment, the Eligible Employee is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that the Eligible Employee will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following his or her termination of employment. The Company reserves the right to amend the Policy as it deems necessary or advisable, in its sole discretion and without the consent of any Eligible Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Policy is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409AU2(b)(2). In no event will the Company reimburse any Eligible Employee for any taxes that may be imposed on him or her as a result of Section 409A.

Parachute Payments:

Reduction of Severance Benefits. Notwithstanding anything set forth herein to the contrary, if any payment or benefit that an Eligible Employee would receive from the Company or any other party whether in connection with the provisions herein or otherwise (the “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Eligible Employee’s equity awards unless the Eligible Employee elects in writing a different order for cancellation. The Eligible Employee will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Policy, and the Eligible Employee will not be reimbursed by the Company for any such payments.

Determination of Excise Tax Liability. The Company will select a professional services firm to make all of the determinations required to be made under these paragraphs relating to parachute payments. The Company will request that firm provide detailed supporting calculations both to the Company and the Eligible Employee prior to the date on which the event that triggers the Payment occurs if administratively feasible, or subsequent to such date if events occur that result in parachute payments to the Eligible Employee at that time. For purposes of making the calculations required under these paragraphs relating to parachute payments, the firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and the Eligible Employee will furnish to the firm such information and documents as the firm may reasonably request in order to make a determination under these paragraphs relating to parachute payments. The Company will bear all costs the firm may reasonably incur in connection with any calculations contemplated by these paragraphs relating to parachute payments. Any such determination by the firm will be binding upon the Company and the Eligible Employee, and the Company will have no liability to the Eligible Employee for the determinations of the firm.

Administration: The Policy will be administered by the Compensation Committee or its delegate (in each case, an “Administrator”). The Administrator will have full discretion to administer and interpret the Policy. Any decision made or other action taken by the Administrator with respect to the Policy and any interpretation by the Administrator of any term or condition of the Policy, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Administrator is the “plan administrator” of the Policy for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity.

Attorneys’ Fees: The Company and each Eligible Employee will bear their own attorneys’ fees incurred in connection with any disputes between them.

Exclusive Benefits: Except as may be set forth in an Eligible Employee’s Participation Agreement, this Policy is intended to be the only agreement between the Eligible Employee and the Company regarding any change of control payments or benefits to be paid to the Eligible Employee on account of a termination of employment related to a Change of Control. Accordingly, by executing a Participation Agreement, an Eligible Employee hereby forfeits and waives any rights to any change of control and/or any other double-trigger change of control benefits set forth in any employment agreement, offer letter, and/or equity award agreement, except as set forth in this Policy and in the Eligible Employee’s Participation Agreement.

Tax Withholding: All payments and benefits under this Policy will be paid less applicable withholding taxes. The Company is authorized to withhold from any payments or benefits all federal, state, local and/or foreign taxes required to be withheld therefrom and any other required payroll deductions. The Company will not pay any Eligible Employee’s taxes arising from or relating to any payments or benefits under this Policy.

Amendment or Termination: The Board or the Compensation Committee may amend or terminate the Policy at any time, without advance notice to any Eligible Employee or other individual and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual. Notwithstanding the preceding, no amendment or termination of the Policy will be made if such amendment or reduction would reduce the benefits provided hereunder or impair an Eligible Employee’s eligibility under the Policy (unless the affected Eligible Employee consents to such amendment or termination), except that any amendment or termination that impacts the Equity Vesting with respect to future equity awards requires notice in writing 3 months prior to the effective date of the amendment or termination and does not require an Eligible Employee’s consent. Any action to amend or terminate the Policy will be taken in a non-fiduciary capacity.

Claims Procedure: Any Eligible Employee who believes he or she is entitled to any payment under the Policy may submit a claim in writing to the Administrator. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also describe any additional information needed to support the claim and the Policy’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.

Appeal Procedure: If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of the decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.

Successors: Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Policy and agree expressly to perform the obligations under the Policy in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Policy, the term “Company” will include any successor to the Company’s business and/or assets which becomes bound by the terms of the Policy by operation of law, or otherwise.

Applicable Law: The provisions of the Policy will be construed, administered, and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the state of California (but not its conflict of laws provisions).

Definitions: Unless otherwise defined in an Eligible Employee’s Participation Agreement, the following terms will have the following meanings for purposes of this Policy and the Eligible Employee’s Participation Agreement:

“Base Salary” means the Eligible Employee’s annual base salary as in effect immediately prior to his or her Qualified Termination (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then the Eligible Employee’s annual base salary in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change of Control.

“Board” means the Board of Directors of the Company.

“Bonus” means any target incentive pay under a defined and ongoing incentive compensation plan of the Company, including any Sales Incentive Plan commission targets, Executive Incentive Compensation Plan targets, and Employee Corporate Incentive Plan targets. For the avoidance of doubt, the term “Bonus” shall not include target incentive pay under temporary bonus incentive programs such as Sales Performance Incentive Funds (or “SPIFFs”).

“Cause” means:

(i)
Eligible Employee’s repeated willful failure to perform his or her duties and responsibilities to the Company or Eligible Employee’s material violation of any material written Company policy;

(ii)
Eligible Employee’s commission of any act of fraud, embezzlement or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company;
(iii)
Eligible Employee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or
(iv)
Eligible Employee’s material breach of any of his or her obligations under any written agreement or covenant with the Company.

With respect to each of the foregoing (i) through (iv), where the facts giving rise to Cause are capable of being remedied, the Company will provide written notice to Eligible Employee of the facts giving rise to Cause and provide Eligible Employee with 30 calendar days with which to reasonably remedy such facts. The determination as to whether Eligible Employee’s employment has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Eligible Employee. The foregoing definition does not in any way limit the Company’s ability to terminate an Eligible Employee’s employment relationship at any time, and the term “Company” will be interpreted to include any subsidiary, parent, affiliate, or any successor thereto, if appropriate.

“Change of Control” means the occurrence of any of the following events:

(i)
change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change of Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change of Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or
(iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A (as defined below).

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Change of Control Period” will mean the period beginning 3 months prior to a Change of Control and ending 12 months following a Change of Control.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means the total and permanent disability as defined in Section 22(e)(3) of the Code unless the Company maintains a long-term disability plan at the time of the Eligible Employee’s termination, in which case, the determination of disability under such plan also will be considered “Disability” for purposes of this Policy.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Good Reason” means the Eligible Employee’s termination of his or her employment in accordance with the next sentence after the occurrence of one or more of the following events without the Eligible Employee’s express written consent:

(i)
a material reduction of the Eligible Employee’s duties, authorities, or responsibilities relative to the Eligible Employee’s duties, authorities, or responsibilities in effect immediately prior to such reduction;

(ii)
a material reduction by the Company in the Eligible Employee’s rate of annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of the Company will not constitute “Good Reason”;
(iii)
a material change in the geographic location of the Eligible Employee’s primary work facility or location; provided, that a relocation of less than 35 miles from the Eligible Employee’s then present location will not be considered a material change in geographic location; or
(iv)
the failure of the Company to obtain from any successor or transferee of the Company an express written and unconditional assumption of the Company’s obligations to the Eligible Employee under this Policy.

In order for the Eligible Employee’s termination of his or her employment to be for Good Reason, the Eligible Employee must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), such grounds must not have been cured during such time, and the Eligible Employee must terminate his or her employment within 30 days following the Cure Period.

“Qualified Termination” means a termination of the Eligible Employee’s employment either (A) by the Company other than for Cause, death, or Disability or (B) by the Eligible Employee for Good Reason, in either case, during the Change of Control Period.

Additional Information:

Plan Name:	Nutanix, Inc. Change of Control and Severance Policy
Plan Sponsor:	Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, CA 95110
Plan Year:	Company’s Fiscal Year
Plan Administrator:	Nutanix, Inc. Attention: Plan Administrator of the Nutanix, Inc. Change of Control and Severance Policy 1740 Technology Drive, Suite 150 San Jose, CA 95110
Agent for Service of Legal Process:	Nutanix, Inc. Attention: Chief Legal Officer 1740 Technology Drive, Suite 150 San Jose, CA 95110 Service of process may also be made upon the Plan Administrator.
Type of Plan:	Severance Plan/Employee Welfare Benefit Plan
Plan Costs:	The cost of the Policy is paid by the Company.

Statement of ERISA Rights:

Eligible Employees have certain rights and protections under ERISA:

They may examine (without charge) all Policy documents, including any amendments and copies of all documents filed with the U.S. Department of Labor, such as the Policy’s annual report (Internal Revenue Service Form 5500). These documents are available for review in the Company’s Human Resources Department.

They may obtain copies of all Policy documents and other Policy information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Policy. The people who operate the Policy (called “fiduciaries”) have a duty to do so prudently and in the interests of Eligible Employees. No one, including the Company or any other person, may fire or otherwise discriminate against an Eligible Employee in any way to prevent them from obtaining a benefit under the Policy or exercising rights under ERISA. If an Eligible Employee’s claim for a severance benefit is denied, in whole or in part, they must receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the denial of their claim reviewed. (The claim review procedure is explained above.)

Under ERISA, there are steps Eligible Employees can take to enforce the above rights. For instance, if an Eligible Employee requests materials and does not receive them within 30 days, they may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Eligible Employee up to $110 a day until they receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an Eligible Employee has a claim which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that an Eligible Employee is discriminated against for asserting their rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court.

In any case, the court will decide who will pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds that the claim is frivolous.

If an Eligible Employee has any questions regarding the Policy, please contact the Plan Administrator. If an Eligible Employee has any questions about this statement or about their rights under ERISA, they may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. An Eligible Employee may also obtain certain publications about their rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

TIER 1 ELIGIBLE EMPLOYEE

EXHIBIT A

Change of Control and Severance Policy
Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [NAME] on the one hand, and Nutanix, Inc. (the “Company”) on the other.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.

Qualified Termination

If you incur a Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:

●
Equity Vesting: Your equity vesting benefit will be 100% with respect to time-based equity. For performance-based equity, the equity vesting benefit will be the amount that would have vested (i) based on actual performance, if performance has been measured or is measurable at the Change of Control; otherwise (ii) at target level of performance. [Notwithstanding the foregoing, any restricted stock units granted on or after April 27, 2016 where the vesting is tied to the achievement of “Annualized Xi Bookings” will not be eligible for any accelerated vesting.]
●
Salary Severance: Your percentage of Base Salary will be 100%, payable in a lump-sum on the first regular payroll pay day following the Release Deadline (subject to any delay required by Section 409A).
●
Bonus Severance: You will receive a lump-sum payment equal to 100% of your target annual Bonus as in effect for the fiscal year in which your Qualified Termination occurs. Amount will be payable on the first regular payroll pay day following the Release Deadline (subject to any delay required by Section 409A).
●
COBRA Payment: The Company shall pay or reimburse you for your COBRA continuation coverage for up to 12 months.

[For CEO Only: For the purposes hereof, it is understood that you ceasing to act as the Chief Executive Officer of the combined entity following the Change in Control shall constitute a material reduction of your duties, authorities, or responsibilities pursuant to Section (i) of the definition of Good Reason.]

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any change of control provisions (including termination of employment related to a change of control) of any offer letter, employment agreement, or equity award agreement entered into between you and the Company.

For the avoidance of doubt, the Policy and this Agreement do not affect any previously granted equity awards that provide for acceleration in the event the equity award is not assumed, substituted or otherwise continued or replaced with similar equity awards upon a change of control transaction (whether such acceleration is set forth in an offer letter agreement or an equity award agreement).

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

NUTANIX, INC.	ELIGIBLE EMPLOYEE

By:	Signature:
Date:	Date:

TIER 2 ELIGIBLE EMPLOYEE

EXHIBIT A

Change of Control and Severance Policy
Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [NAME] on the one hand, and Nutanix, Inc. (the “Company”) on the other.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.

Qualified Termination

If incur a Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:

●
Equity Vesting: Your equity vesting benefit will be 100% with respect to time-based equity. For performance-based equity, the equity vesting benefit will be the amount that would have vested (i) based on actual performance, if performance has been measured or is measurable at the Change of Control; otherwise (ii) at target level of performance. [Notwithstanding the foregoing, any restricted stock units granted on or after April 27, 2016 where the vesting is tied to the achievement of “Annualized Xi Bookings” will not be eligible for any accelerated vesting.]
●
Salary Severance: Your percentage of Base Salary will be 100%, payable in a lump-sum on the first regular payroll pay day following the Release Deadline (subject to any delay required by Section 409A).
●
Bonus Severance: You will receive a lump-sum payment equal to 100% of your target annual Bonus as in effect for the fiscal year in which your Qualified Termination occurs. Amount will be payable on the first regular payroll pay day following the Release Deadline subject to any delay required by Section 409A).
●
COBRA Coverage: The Company shall pay or reimburse you for your COBRA continuation coverage for up to 12 months.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any change of control provisions (including termination of employment related to a change of control) of any offer letter, employment agreement, or equity award agreement entered into between you and the Company.

For the avoidance of doubt, the Policy and this Agreement do not affect any previously granted equity awards that provide for acceleration in the event the equity award is not assumed, substituted or otherwise continued or replaced with similar equity awards upon a change of control transaction (whether such acceleration is set forth in an offer letter agreement or an equity award agreement).

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

NUTANIX, INC.	ELIGIBLE EMPLOYEE

By:	Signature:
Date:	Date:

TIER 3 ELIGIBLE EMPLOYEE

EXHIBIT A

Change of Control and Severance Policy
Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [NAME] on the one hand, and Nutanix, Inc. (the “Company”) on the other.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.

Qualified Termination

If incur a Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:

●
Equity Vesting: Your equity vesting benefit will be 50% of the then-unvested shares with respect to time-based equity. For performance-based equity, the equity vesting benefit will be 50% of the amount that would have vested (i) based on actual performance, if performance has been measured or is measurable at the Change of Control; otherwise (ii) at target level of performance. [Notwithstanding the foregoing, any restricted stock units granted on or after April 27, 2016 where the vesting is tied to the achievement of “Annualized Xi Bookings” will not be eligible for any accelerated vesting.]
●
Salary Severance: Your percentage of Base Salary will be 75%, payable in a lump-sum on the first regular payroll pay day following the Release Deadline (subject to any delay required by Section 409A).
●
Bonus Severance: You will receive a lump-sum payment equal to 75% of your target annual Bonus as in effect for the fiscal year in which your Qualified Termination occurs. Amount will be payable on the first regular payroll pay day following the Release Deadline subject to any delay required by Section 409A).
●
COBRA Coverage: The Company shall pay or reimburse you for your COBRA continuation coverage for up to 9 months.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any change of control provisions (including termination of employment related to a change of control) of any offer letter, employment agreement, or equity award agreement entered into between you and the Company.

For the avoidance of doubt, the Policy and this Agreement do not affect any previously granted equity awards that provide for acceleration in the event the equity award is not assumed, substituted or otherwise continued or replaced with similar equity awards upon a change of control transaction (whether such acceleration is set forth in an offer letter agreement or an equity award agreement).

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

NUTANIX, INC.	ELIGIBLE EMPLOYEE

By:	Signature:
Date:	Date:

TIER 4 ELIGIBLE EMPLOYEE

EXHIBIT A

Change of Control and Severance Policy
Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [NAME] on the one hand, and Nutanix, Inc. (the “Company”) on the other.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.

Qualified Termination

If incur a Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:

●
Equity Vesting: Your equity vesting benefit will be 50% of the then-unvested shares with respect to time-based equity. For performance-based equity, the equity vesting benefit will be 50% of the amount that would have vested (i) based on actual performance, if performance has been measured or is measurable at the Change of Control; otherwise (ii) at target level of performance. [Notwithstanding the foregoing, any restricted stock units granted on or after April 27, 2016 where the vesting is tied to the achievement of “Annualized Xi Bookings” will not be eligible for any accelerated vesting.]

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any change of control provisions (including termination of employment related to a change of control) of any offer letter, employment agreement, or equity award agreement entered into between you and the Company.

For the avoidance of doubt, the Policy and this Agreement do not affect any previously granted equity awards that provide for acceleration in the event the equity award is not assumed, substituted or otherwise continued or replaced with similar equity awards upon a change of control transaction (whether such acceleration is set forth in an offer letter agreement or an equity award agreement).

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

NUTANIX, INC.	ELIGIBLE EMPLOYEE

By:	Signature:
Date:	Date: